Exhibit 99.1

NII HOLDINGS SELECTS NOKIA SIEMENS NETWORKS
FOR NETWORK MANAGED SERVICES IN LATIN AMERICA
Partnership positions NII to optimize the efficiency of its networks and to improve competitive position
RESTON, Va. – February 10, 2010 – NII Holdings, Inc. (Nasdaq: NIHD), a leading provider of mobile communication services operating under the Nextel brand in Latin America, has selected Nokia Siemens Networks to manage its network operations throughout Latin America. This partnership is designed to position NII to further enhance the superior service quality and customer experience its high value customers have come to expect, while reducing costs. The agreement covers the management of NII’s networks across its markets in Argentina, Brazil, Chile, Mexico and Peru. The scale of the contract makes it the first of its kind in Latin America and is one of Nokia Siemens Networks’ largest, multi-vendor, multi-country managed services agreements in the region.
Under the agreement, Nokia Siemens Networks will combine its expertise with the experience of NII employees that will transfer to the company to plan, design, build, maintain, optimize and operate NII’s networks, enhancing NII’s operational efficiency.
“Our goal of providing superior and differentiated voice and data products to high value customers in Latin America is centered on providing world class network quality and customer experience,” said Steve Dussek, NII Holdings’ chief executive officer. “We believe that our partnership with Nokia Siemens Networks will be a key element in our strategy as we strive to enhance our position as one of the premier wireless providers in Latin America, ” he added.
“Our focus on delivering our differentiated wireless service is strengthened by this partnership with Nokia Siemens Networks, as it allows us to increase our operational flexibility, improve our cost efficiencies, and improve our service quality, ” said Alan Strauss, NII Holdings’ vice president and chief technology officer. “This agreement allows us to sharpen our focus on the evolution of our network, including geographic expansion and the addition of 3G capablities, while enhancing our operational efficiency. This improved efficiency will help us to better serve our customers by allowing us to invest in developing and launching new and innovative services. And our employees who will be transitioning to become employees of Nokia Siemens Networks, will benefit from the opportunity to work with one of the leading network communications companies in the world, leveraging their expertise to build more efficient operations, ” he added.
Nokia Siemens Networks will use its expertise to enhance NII’s network operations, providing economies of scale to NII. At the center of the solution is a customer-centric, efficient and flexible operations model that forms the framework for delivering ‘best in class’ network operations services based on best practices and industry standards.
“We are delighted to partner with NII in delivering superior network quality and service experience to its subscribers across their five countries and to support its growth plans in the region,” said Ashish Chowdhary, head of Global Services, Nokia Siemens Networks. “Nokia

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Siemens Networks offers unrivalled strength in terms of our people, execution capability and network operation expertise. NII will derive the benefits from this partnership in terms of increased efficiency and cost predictability. We are excited about this new relationship and it represents another significant contract for us and consolidates our position as the number one managed services player in this rapidly growing region,” he added.
About 1,000 employees of NII and its operating companies are expected to become employees of Nokia Siemens Networks under the agreement. Other key elements of the partnership include the following:
•	Nokia Siemens Networks will assume responsibility for day-to-day services, provisioning and maintenance for NII owned networks, including a full range of operations, network planning and optimization, consulting and OSS/BSS integration, as well as multi-vendor maintenance services.

•	NII and its operating companies will retain full ownership of its network assets and will continue to make all decisions relating to network strategy, technology, vendor selections and investment decisions.

•	NII and its operating company employees will continue to be the primary contact for customers, as NII retains full control of customer experience and customer technical support.
Nokia Siemens Networks will use its pioneering service delivery model to drive network efficiency through economies of scale and apply global best practices to offer high-quality services to NII and its operating companies. The unique service delivery model used by Nokia Siemens Networks provides the right balance of customer proximity and global scale and includes local, regional and global delivery.
Nokia Siemens Networks is the undisputed leader in managed services in Latin America and a global market leader with more than 230 managed services contracts supporting mobile and fixed networks that serve more than 300 million subscribers on customer networks throughout the world. Nokia Siemens Networks has successfully transitioned 13,000 employees from operators across various Managed Services contracts globally.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct Connect™, a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at www.nii.com.
Nextel, the Nextel logo, and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
About Nokia Siemens Networks
Nokia Siemens Networks is a leading global enabler of telecommunications services. With its focus on innovation and sustainability, the company provides a complete portfolio of mobile, fixed and converged network technology, as well as professional services including

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consultancy and systems integration, deployment, maintenance and managed services. It is one of the largest telecommunications hardware, software and professional services companies in the world. Operating in 150 countries, its headquarters are in Espoo, Finland. www.nokiasiemensnetworks.com.
Engage in conversation about Nokia Siemens Networks’ aim to reinvent the connected world at http://unite.nokiasiemensnetworks.com and talk about its news at http://blogs.nokiasiemensnetworks.com
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SAFE HARBOR
This news release includes “forward-looking statements” regarding the proposed business partnership and related network operations management, business outlook and future performance, as well as other statements that are not historical or current facts and deal with potential future circumstances and developments. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect the forward-looking statements in this release include: the failure to realize operational efficiencies; unexpected costs or liabilities; the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and, when filed, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.
Media Contacts:
NII Holdings, Inc.
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
Nokia Siemens Networks
Claudia Román
Marketing and Communications
LAT Region
Phone : +57 312 457 93 03
e-mail:claudia.roman@nsn.com

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